UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934
_________________________________________________________

Date of Report (Date of earliest event reported): January 29, 2008

SWMX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-130586	20-5296949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Street, Irvington, NY	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 406-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

By letter dated January 29, 2008, Amper, Politziner & Mattia, P.C. (“Amper”) notified SWMX, Inc. (the “Company”), that Amper had resigned as the Company’s independent auditors.

The audit report of Amper on the financial statements of the Company as of December 31, 2006 and 2005 and for the years then ended did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles, except that such report was prepared assuming “the Company will continue as a going concern” and stated that “the Company has incurred a significant net loss since its inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years of the Company and the subsequent interim period through the date of Amper’s resignation, there were no disagreements between the Company and Amper as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amper would have caused Amper to make reference in their reports on the financial statements for such years to the subject matter of the disagreement. Additionally, during the fiscal years ended December 31, 2006 and 2005, and through the date of Amper’s resignation, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Amper has been provided with a copy of the disclosure under this Item 4.01 and has been requested to furnish a letter stating whether or not it agrees with the foregoing statements. Such letter is attached as an Exhibit to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit 16	Letter of Amper, Politziner & Mattia, P.C., dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2008	SWMX, INC.

	By:	/s/ Stavros Aloizos
Stavros Aloizos Chief Technology Officer

No.	Description

Exhibit 16	Letter of Amper, Politziner & Mattia, P.C., dated March 6, 2008.